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As filed with the Securities and Exchange Commission on April 26, 2013.

Registration Statement No. 333-187894

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KKR & CO. L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	26-0426107 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200
New York, NY 10019
Telephone: (212) 750-8300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

David J. Sorkin, Esq.
General Counsel
KKR & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
Telephone: (212) 750-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 Telephone: (212) 455-2000 Facsimile: (212) 455-2502

Approximate date of commencement of the proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-187894) is being filed solely for the purpose of amending "Part II—Item 16. Exhibits" and filing an exhibit.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common units being registered hereby. All amounts except the filing fee are estimated.

Filing Fee—Securities and Exchange Commission	$6,421.03
Fees and Expenses of Counsel	45,000.00
Fees and Expenses of Accountants	15,000.00
Miscellaneous Expenses	20,000.00

Total	$86,421.03

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subject to any terms, conditions or restrictions set forth in the applicable partnership agreement, Section 17-108 of the Delaware Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The section of the prospectus entitled "Description of Our Limited Partnership Agreement—Indemnification" and "Certain Relationships and Related Party Transactions, and Director Independence—Indemnification of Directors, Officers and Others" in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, discloses that we will generally indemnify our Managing Partner and the officers, directors and affiliates of our Managing Partner, to the fullest extent permitted by law, against all losses, claims, damages or similar events and is incorporated by reference herein.

        We currently maintain liability insurance for directors and officers of our Managing Partner. Such insurance would be available to directors and officers of our Managing Partner in accordance with its terms.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

3.1	Certificate of Limited Partnership of the Registrant (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. registration statement on Form S-1 (File No. 333-165414) filed on March 12, 2010).
3.2	Amended and Restated Limited Partnership Agreement of the Registrant (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on July 20, 2010).
3.3	Certificate of Formation of the Managing Partner of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement).
3.4
Amended and Restated Limited Liability Company Agreement of the Managing Partner of the Registrant (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Quarterly Report on Form 10-Q filed on August 4, 2011).
5.1	Opinion of Simpson Thacher & Bartlett LLP.*
8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters.
23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*
23.3	Consent of Simpson Thacher & Barlett LLP (included as part of Exhibit 8.1).
24.1	Power of Attorney.*

*
Previously filed.

ITEM 17.    UNDERTAKINGS

        The undersigned registrant hereby undertakes:

  (a)
  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of April, 2013.

KKR & Co. L.P.
By:	KKR Management LLC Its General Manager
By:	/s/ DAVID J. SORKIN
	Name:	David J. Sorkin
	Title:	Secretary

Signature		Title	Date

* Henry R. Kravis		Co-Chairman and Co-Chief Executive Officer (principal executive officer) of KKR Management LLC	April 26, 2013
* George R. Roberts		Co-Chairman and Co-Chief Executive Officer (principal executive officer) of KKR Management LLC	April 26, 2013
* Joseph A. Grundfest		Director of KKR Management LLC	April 26, 2013
* John B. Hess		Director of KKR Management LLC	April 26, 2013
* Dieter Rampl		Director of KKR Management LLC	April 26, 2013
* Patricia F. Russo		Director of KKR Management LLC	April 26, 2013
* Thomas M. Schoewe		Director of KKR Management LLC	April 26, 2013
* Robert W. Scully		Director of KKR Management LLC	April 26, 2013
* William J. Janetschek		Chief Financial Officer (principal financial and accounting officer) of KKR Management LLC	April 26, 2013
*By:	/s/ DAVID J. SORKIN Attorney-in-Fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 17. UNDERTAKINGS
SIGNATURES